Spruce Power Reports Fourth Quarter and Full-Year 2023 Results

DENVER, COLORADO (March 14, 2024) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the fourth quarter and year ended December 31, 2023.

Business Highlights

•Added approximately 25,000 customer contracts in 2023, for nearly 50% year-on-year growth, to reach over 75,000 home solar assets and contracts.
•Launched 'Spruce Pro' brand, expanding Spruce Power's best-in-class residential servicing technology platform to the fast-growing commercial solar market.
•Total cash of $173 million at year end. Subtracting $17 million of net total cash costs and reserves tied to legacy XL Fleet items results in pro-forma cash of $156 million.
•Initiated 2024 Operating EBITDA guidance between $68 - $86 million and 2024 Adjusted Free Cash Flow guidance between $0 - $5 million.

Management Commentary and Outlook

"Spruce's strategy is to be the dominant owner and operator of distributed solar assets. We entered 2024 with an enviable level of cash liquidity to continue our disciplined growth,” said Christian Fong, Spruce’s Chief Executive Officer.

Mr. Fong continued, "Just as important is the pipeline of products that have emerged, such as Spruce Pro and an early customer renewal program, which we see accelerating organic growth. And with most XL Fleet legacy matters behind us, we enter 2024 from a position of strength."

Sarah Wells, Spruce's Chief Financial Officer, added "Closing of the Spruce Power 4 Portfolio and Tredegar acquisitions solidified 2023 as a year of significant growth and transformation. With a full-year contribution from these acquired portfolios, Spruce is providing annual guidance in which we expect positive Adjusted Free Cash Flow in 2024."

Consolidated Financial Results

Revenues totaled $15.7 million for the fourth quarter of 2023, compared to $18.1 million for the fourth quarter of 2022. The decrease in fourth quarter revenues is a result of reduction in output caused by weather fluctuations.

Core operating expenses (excluding depreciation), including both selling, general & administrative expenses ("SG&A") and operations & maintenance, were $17.9 million for the fourth quarter of 2023, compared to $31.3 million for the fourth quarter of 2022. The fourth quarter of 2022 was negatively impacted by approximately $12.2 million of combined restructuring and related charges and legal fees related to the previously disclosed legacy XL Fleet legal proceedings.

Net loss attributable to stockholders was $30.4 million for the fourth quarter of 2023.

Management considers Operating EBITDA as a key measure in evaluating Spruce's operating performance. For the fourth quarter of 2023, Operating EBITDA was $9.9 million.

Balance Sheet and Liquidity

The Company's total principal amount of outstanding debt as of December 31, 2023, was $646.7 million with a blended interest rate of 5.7%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself.

Total cash as of December 31, 2023, was $172.9 million, including cash and cash equivalents of $141.4 million and restricted cash of $31.6 million. This is down from $240.1 million of total cash as of December 31, 2022, primarily due to the wind down of XL Fleet activities, notably costs associated with previously disclosed legal proceedings and cash usage for acquisitions and share repurchases in 2023.

Initiating 2024 Guidance

Spruce Power expects 2024 Operating EBITDA in the range of $68 - $86 million and 2024 Adjusted Free Cash Flow in the range of $0 - $5 million.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for our shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment, and shareholder return initiatives.

During January 2024, the Company announced the launch of 'Spruce Pro', a brand that extends Spruce's distributed solar energy servicing capabilities into a new growth area of commercial solar. The Company estimates initial capital expenditures associated with this brand extension in 2024 to be negligible.

During the fourth quarter of 2023, Spruce repurchased 0.1 million shares of common stock at a weighted average price per share of $4.37 for a total cost of $0.3 million, inclusive of transaction costs. There was $44.7 million remaining under the Company's authorized $50.0 million common share repurchase program at the end of 2023.

Legal Proceedings

As previously disclosed, in September 2023, Spruce settled a civil enforcement action filed by the United States Securities and Exchange Commission ("SEC") related to the 2020 merger of Spruce's predecessor company, XL Fleet Corp. In October 2023, in connection with the settlement, the Company paid a civil monetary penalty of $11.0 million to close the matter.

As previously disclosed, in September 2023, Spruce reached an agreement in principle with respect to the previously disclosed securities class action lawsuit filed in the federal district court for the Southern District of New York related to the 2020 merger of Spruce's predecessor company, XL Fleet Corp., to settle the matter with a payment of $15.0 million from Spruce, net of insurance proceeds. On January 18, 2024, the Court preliminarily approved settlement and in February 2024, the Company made a payment in the amount of $15.0 million to the settlement claims administrator, with a hearing scheduled for April, 30, 2024, in which the court will consider final approval.

In the fourth quarter of 2023, Spruce was able to estimate its exposure in three previously disclosed lawsuits related to Spruce's predecessor company, XL Fleet Corp. Spruce estimates in aggregate settlement amounts for these lawsuits of approximately $1.8 million. The Company accrued for this settlement amount as of December 31, 2023.

Key Operating Metrics

As of December 31, 2023, Spruce owned cash flows from over 75,000 home solar assets and contracts across 18 U.S. States with an average remaining contract life of approximately 12 years. Combined portfolio generation for the year ended December 31, 2023, was approximately 417 thousand MWh of power. In addition, the Company also serviced approximately 5,000 third-party owned home solar systems and third-party loans as of December 31, 2023. Gross Portfolio Value, on a PV6 basis as described below, was $784.0 million as of December 31, 2023.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its 2023 financial results and business outlook today at 2:30 p.m. Mountain Time. The conference call can be accessed live over the telephone by dialing (800) 715-9871 and referencing Conference ID 6052195. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at www.sprucepower.com. An audio replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 6052195. The replay will be available until March 28, 2024.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from over 75,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “opportunity,” “plans,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely” or the negative of these terms or other words of similar meaning. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties. Forward-looking statements in this release include statements regarding future repurchases under the stock repurchase program, potential future acquisitions and debt reductions, and the Company's prospects for long-term growth in revenues, business cash inflows and earnings. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee as to the number of shares that may be purchased. These statements are based on various assumptions, whether or not identified in this press release and on the current expectations of management, and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, subsequent Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus Proceeds from Investment in Lease Agreement, Net, Proceeds from Buyouts / Prepayments and Interest Earned on Cash Investments. Proceeds from Investment in Lease Agreement, Net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and PPAs, net of servicing costs. Proceeds from Buyouts / Prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts.

Interest Earned on Cash Investments represent cash interest received on investments in money market funds / U.S. Treasury securities.

Adjusted Free Cash Flow:

We define Adjusted Free Cash Flow as Operating EBITDA less Project Finance Debt Service, Platform Capital Expenditures, and Other non-cash items. Project Finance Debt Service represents principal and interest payments, including sweeps where applicable, on Spruce's non-recourse, project finance debt facilities. Other non-cash items represent miscellaneous non-cash income or expense associated with our various operating portfolios of residential solar assets.

Portfolio Value Metrics:

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of solar renewable energy credits generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of December 31, 2023
Contracted Portfolio Value (1)	709
Renewal Portfolio Value (2)	$59
Uncontracted Renewable Energy Credits (3)	17
Gross Portfolio Value (4)	$784

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of Solar Renewable Energy Credits (SRECs) based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Consolidated Statements of Operations
For the Three Months and Years Ended December 31, 2023 and 2022

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share and share amounts)	2023	2022	2023	2022

Revenues	$15,701	$18,113	$79,859	$23,194
Operating expenses:
Cost of revenues	11,339	7,975	37,596	9,949
Selling, general and administrative expenses	12,454	28,586	56,547	73,118
Litigation settlements, net	1,126	—	27,465	—
Gain on asset disposal	(499)	(851)	(4,724)	(580)
Total operating expenses	24,420	35,710	116,884	82,487
Loss from operations	(8,719)	(17,597)	(37,025)	(59,293)
Other (income) expense:
Interest income	(5,688)	(1,338)	(19,534)	(1,339)
Interest expense, net	11,121	9,258	41,936	11,401
Gain on extinguishment of debt	—	—	—	(4,527)
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	—	5	—	(535)
Change in fair value of warrant liabilities	(21)	(2)	(239)	(5,148)
Change in fair value of interest rate swaps	16,479	2,978	4,816	(5,554)
Other income, net	(65)	(787)	(1,305)	(912)
Net loss from continuing operations	(30,545)	(27,711)	(62,699)	(52,679)
Net income (loss) from discontinued operations	130	(14,719)	(4,123)	(40,112)
Net loss	(30,415)	(42,430)	(66,822)	(92,791)
Less: Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	(15)	721	(779)	1,140
Net loss attributable to stockholders	$(30,400)	$(43,151)	$(66,043)	$(93,931)
Net loss attributable to stockholders per share, basic and diluted	$(1.60)	$(2.40)	$(3.59)	$(5.27)
Net income (loss) from discontinued operations, basic and diluted	$0.01	$(0.82)	$(0.22)	$(2.25)
Weighted-average shares outstanding, basic and diluted	18,990,603	18,015,402	18,391,436	17,836,500

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months and Years Ended December 31, 2023 and 2022

	Three Months Ended December 31,		Years Ended December 31,
(In thousands)	2023	2022	2023	2022
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
Net loss attributable to stockholders	$(30,400)	$(43,151)	$(66,043)	$(93,931)
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	(15)	721	(779)	1,140
Interest income	(5,688)	(1,338)	(19,534)	(1,339)
Interest expense, net	11,121	9,258	41,936	11,401
Impairment of goodwill and intangibles	—	877	—	9,483
Depreciation and amortization	4,686	5,507	20,164	8,419
EBITDA	(20,296)	(28,126)	(24,256)	(64,827)
Net (income) loss from discontinued operations	(130)	14,719	4,123	40,112
Gain on extinguishment of debt	—	—	—	(4,527)
Restructuring charges	—	8,394	965	9,939
Legal charges related to SEC investigation and shareholder lawsuits	1,713	3,809	31,400	9,553
Accreted contingent compensation obligation to sellers of World Energy	—	36	—	(77)
Gain on asset disposal	(499)	(851)	(4,724)	(580)
Change in fair value of interest rate swaps	16,479	2,978	4,816	(5,554)
Change in fair value of obligation to issue shares of common stock	—	5	—	(535)
Meter upgrade campaign	1,423	483	4,353	663
Other one-time costs	106	216	2,367	332
Change in fair value warrant liabilities	(21)	(2)	(239)	(5,148)
Stock based compensation	836	5,883	2,885	9,996
Bad debt expense	262	860	2,698	1,839
Accretion expense	150	—	150	—
Non-recurring acquisition/divestment expenses	367	1,828	1,577	16,544
Adjusted EBITDA	$390	$10,232	$26,115	$7,730

Spruce Power Holding Corporation
Consolidated Balance Sheets
December 31, 2023 and 2022

	As of December 31,
(In thousands, except share and per share amounts)	2023	2022
Assets
Current assets
Cash and cash equivalents	$141,354	$220,321
Restricted cash	31,587	19,823
Accounts receivable, net of allowance of $1.7 million and $12.2 million as of December 31, 2023 and 2022, respectively	9,188	8,336
Interest rate swap assets, current	11,333	10,183
Prepaid expenses and other current assets	9,879	5,316
Current assets of discontinued operations	—	10,977
Total current assets	203,341	274,956
Investment related to SEMTH master lease agreement	143,096	—
Property and equipment, net	483,759	396,168
Interest rate swap assets, non-current	16,550	22,069
Deferred rent assets	2,454	1,626
Intangible assets, net	10,196	—
Right-of-use assets, net	5,933	2,802
Goodwill	28,757	128,548
Other assets	257	383
Long-term assets of discontinued operations	31	—
Total assets	$894,374	$826,552

Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities
Non-recourse debt, current	$27,914	$25,314
Accounts payable	1,120	2,904
Deferred revenue, current	878	39
Lease liability, current	1,166	834
Accrued expenses and other current liabilities	40,634	21,509
Current liabilities of discontinued operations	—	9,097
Total current liabilities	71,712	59,697
Non-recourse debt, non-current	590,866	474,441
Deferred revenue, non-current	1,858	452
Lease liability, non-current	5,731	2,426
Warrant liabilities	17	256
Interest rate swap liabilities, non-current	843	—
Other long-term liabilities	2,184	10
Unfavorable solar renewable energy agreements, net	6,108	—
Long-term liabilities of discontinued operations	170	294

Total liabilities	679,489	537,576
Commitments and contingencies

Redeemable noncontrolling interests	—	85
Stockholders’ equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized at December 31, 2023 and December 31, 2022; 19,093,186 and 18,292,536 shares issued and outstanding at December 31, 2023, respectively, and 18,046,903 issued and outstanding at December 31, 2022	2	2
Additional paid-in capital	475,654	473,289
Noncontrolling interests	2,325	8,942
Accumulated deficit	(257,672)	(193,342)
Treasury stock at cost, 800,650 shares and 0 at December 31, 2023 and 2022, respectively	(5,424)	—
Total stockholders’ equity	214,885	288,891
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$894,374	$826,552

For More Information
Investor Contact: investors@sprucepower.com
Head of Investor Relations: Bronson Fleig

Media Contact: publicrelations@sprucepower.com